Exhibit 10.3

GLOBAL GREEN SOLUTIONS INC.
 609 Granville Street - Suite 880
PO Box 10321 Pacific Centre
Vancouver, BC
Canada V7Y 1G5

August 1, 2006

MCSI Consulting Services Inc.
609 Granville Street - Suite 880
PO Box 10321 Pacific Centre
Vancouver, BC
Canada V7Y 1G5

Attention: Mr. Tracy Moore

Dear Sirs:

Re: Corporate Finance Services agreement and Office Sublease agreement, both dated March 22, 2006 and executed April 27, 2006

In reference to the subject agreements between MCSI Consulting Services Inc. ("MCSI") and Global Green Solutions Inc. ("GGSI"), it is agreed as follows:

*     The agreements will terminate on August 31, 2006 in accordance with the written notice delivered by GGSI to MCSI on July 31, 2006.

*     Subject to MCSI's signed acceptance of all terms outlined in this letter, GGSI agrees to the following:

i.     In addition to the regular advisory fee and rent for August, 2006, receipt of which is hereby acknowledged, a further and final payment for advisory services totaling $6,000.00 USD plus GST will be made by GGSI to MCSI no later than August 31, 2006.

ii.     GGSI will grant MCSI a further 50,000 options to purchase common shares of GGSI with an exercise price of $0.50 USD which will vest immediately, giving MCSI a total of 100,000 fully vested options to purchase common shares of GGSI with an exercise price of $0.50 USD per share. All options are valid and may be exercised up to one year from today's date.

*     GGSI's deposit of $800 CAD paid to MCSI in April, 2006 will be returned in full no later than August 31, 2006.

*     MCSI may charge for disbursements incurred on behalf of GGSI to August 31, 2006.

*     Other than as noted above, no additional fees, amounts, or options will be due from GGSI to MCSI or vice versa.

*     MCSI consents to Arnold Hughes providing CFO or other services to GGSI or any other person introduced directly or indirectly by MCSI to Arnold Hughes.

Initial:   MES     TM

Re: Corporate Finance Services agreement and Office Sublease agreement, both dated March 22, 2006 and executed April 27, 2006

If you are in agreement with the terms as outlined above, please sign below.

Yours truly,

Global Green Solutions Inc.

ELDEN SCHORN
 Elden Schorn, Director

We agree with the terms set out in this letter and this now constitutes the entire agreement between GGSI and MCSI.

MCSI Consulting Services Inc.

TRACY A. MOORE	August 1, 2006
Tracy A. Moore, President	Date